Exhibit 99.1

Innoviva Reports First Quarter 2025 Financial Results; Highlights Recent Company Progress

Core royalty platform maintained strong performance, generating $61.3 million in revenue

Innoviva Specialty Therapeutics achieved U.S. net product sales of $26.4 million for the first quarter, reflecting 52% year-over-year growth

Continued momentum across therapeutics platform with regulatory submissions for zoliflodacin and commercial launch of ZEVTERA® (ceftobiprole) progressing as planned

BURLINGAME, Calif. – May 7, 2025 – Innoviva, Inc. (NASDAQ: INVA) (“Innoviva” or the “Company”), a diversified holding company with a core royalties portfolio, a leading critical care and infectious disease platform known as Innoviva Specialty Therapeutics (“IST”), and a portfolio of strategic investments in healthcare assets, today reported financial results for the first quarter ended March 31, 2025, and highlighted select corporate progress and achievements.

“We are pleased with our strong first quarter financial results, highlighted by robust cash flows from our GSK royalties portfolio and continued excellent growth from the IST-marketed products,” said Pavel Raifeld, Chief Executive Officer of Innoviva. “Our therapeutics business remains a key driver, with an NDA filing for zoliflodacin on track and the U.S. commercial launch of ZEVTERA® (ceftobiprole) anticipated by mid-2025, underscoring our commitment to delivering innovative treatments to patients and our ability to leverage the operating platform.”

“Additionally, we remain dedicated to creating value for our shareholders by strategically enhancing our healthcare assets. We are cognizant of the increasing market volatility and believe that the strength of our balance sheet, combined with a disciplined approach to capital allocation, positions us well to advance our diversified portfolio and capitalize on new opportunities, thereby supporting sustained growth across market environments,” concluded Mr. Raifeld.

Financial Highlights

•	Royalty revenue: First quarter 2025 gross royalty revenue from Glaxo Group Limited (“GSK”) was $61.3 million, compared to $61.9 million for the first quarter of 2024.

•	Net product sales: First quarter 2025 net product sales totaled $30.3 million, consisting of $26.4 million in U.S. net product sales and $3.9 million in ex-U.S. net product sales, compared to $19.1 million in net product sales for the first quarter of 2024. U.S. net product sales included $17.4 million from GIAPREZA®, $5.8 million from XACDURO®, and $3.2 million from XERAVA®, representing a 52% increase compared to total U.S. net product sales of $17.4 million in the first quarter of 2024.

•	Income from operations: First quarter 2025 income from operation was $41.4 million, an increase of 61% from $25.8 million in the first quarter of 2024.

•	Equity and long-term investments: First quarter 2025 unfavorable changes in fair values of equity and long-term investments totaled $78.8 million, compared to favorable changes of $22.0 million in the first quarter of 2024, primarily due to the share price depreciation of Armata Pharmaceuticals and certain equity investments managed by ISP Fund LP.

•	Net income: First quarter 2025 net loss was $46.6 million, or ($0.74) basic per share, compared to net income of $36.5 million, or $0.58 basic per share, for the first quarter of 2024.

•	Cash and cash equivalents: Totaled $319.1 million. Royalty and net product sales receivables totaled $77.9 million as of March 31, 2025.

Key Business and R&D Highlights

•	Zoliflodacin: a potential first-in-class, single dose, oral antibiotic is currently being developed together with The Global Antibiotic Research & Development Partnership ("GARDP") for the treatment of patients with uncomplicated gonorrhea.

o	Zoliflodacin NDA on track for filing with the U.S. FDA in the first half of 2025.

•	ZEVTERA® (ceftibiprole): an advanced-generation cephalosporin antibiotic that is approved in the U.S. for three specific treatment indications. ZEVTERA® is the only FDA-approved methicillin-resistant Staphylococcus aureus (MRSA) cephalosporin antibiotic for treating adult patients with Staphylococcus aureus bloodstream infections (bacteremia) (SAB) and endocarditis. ZEVTERA® is indicated for the treatment of adult patients with SAB, including right-sided infective endocarditis, adult patients with acute bacterial skin and skin structure infections (ABSSSI) and for adult and pediatric patients (3 months to less than 18 years old) with community-acquired bacterial pneumonia (CABP).

o	Following the exclusive distribution and license agreement with Basilea Pharmaceutica Ltd in December 2024, Innoviva anticipates launching ZEVTERA® in the U.S. in mid-2025.

•	XACDURO® (sulbactam for injection; durlobactam for injection), co-packaged for intravenous use: a targeted antibacterial treatment for patients with hospital-acquired bacterial pneumonia and ventilator-associated bacterial pneumonia (HABP/VABP) caused by susceptible isolates of Acinetobacter baumannii-calcoaceticus complex.

o	In April, the Company presented data on the activity of durlobactam against Enterobacterales at the Congress of the European Society of Clinical Microbiology and Infectious Diseases (ESCMID Global).

•	Update on Strategic Healthcare Assets

o	Innoviva’s portfolio of strategic assets held through the Company’s various subsidiaries was valued at $457.6 million as of March 31, 2025. In the first quarter of 2025, we invested a total of $34.7 million in various strategic healthcare assets, including $15.0 million in a convertible note of Gate Neurosciences and $10.0 million in a term loan to Armata Pharmaceuticals.

About Innoviva

Innoviva is a diversified holding company with a core royalties portfolio, a leading critical care and infectious disease platform known as Innoviva Specialty Therapeutics (“IST”), and a portfolio of strategic investments in healthcare assets. Innoviva’s royalty portfolio includes respiratory assets partnered with Glaxo Group Limited (“GSK”). Innoviva is entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva’s other commercial and marketed products include infectious disease and critical care assets: GIAPREZA® (angiotensin II), approved to increase blood pressure in adults with septic or other distributive shock; XERAVA® (eravacycline), approved for the treatment of complicated intra-abdominal infections in adults; and XACDURO® (sulbactam for injection; durlobactam for injection), approved for the treatment of hospital-acquired and ventilator-associated pneumonias caused by Acinetobacter in adults. In addition, ZEVTERA® (ceftobiprole), an advanced-generation cephalosporin antibiotic, will be exclusively commercialized by us in the U.S. under a distribution and license agreement with Basilea Pharmaceutica Ltd., (“Basilea”), entered into in December 2024. We continue to advance our pipeline with zoliflodacin, a potentially first in class, single-dose oral treatment for uncomplicated gonorrhea.

ANORO®, RELVAR® and BREO® are trademarks of the GSK group of companies. ZEVTERA® is a trademark of Basilea Pharmaceutica Ltd, Allschwil.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties, and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®, GIAPREZA®, XERAVA®, XACDURO® and ZEVTERA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives); the timing, manner, and amount of potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items; the timing, manner and amount of capital deployment, including potential capital returns to stockholders; and risks related to the Company’s growth strategy. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequently Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

INNOVIVA, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue:
Royalty revenue, net (1)	$57,807	$58,415
Net product sales	30,279	19,084
License and other revenue	546	—
Total revenue	88,632	77,499
Cost of products sold (inclusive of amortization of inventory fair value adjustments)	8,842	10,971
Amortization of acquired intangible assets	6,475	6,440
Gross profit	73,315	60,088
Operating expenses:
Selling, general and administrative	27,491	30,405
Research and development	4,396	3,878
Total operating expenses	31,887	34,283
Income from operations	41,428	25,805
Changes in fair values of equity method investments, net	(13,549)	35,342
Changes in fair values of equity and long-term investments, net	(65,299)	(13,335)
Interest and dividend income	4,538	4,399
Interest expense	(4,711)	(5,851)
Other expense, net	(996)	(1,236)
Income (loss) before income taxes	(38,589)	45,124
Income tax expense	(7,995)	(8,592)
Net income (loss)	$(46,584)	$36,532

Net income (loss) per share:
Basic	$(0.74)	$0.58
Diluted	$(0.74)	$0.46

Shares used to compute net income (loss) per share:
Basic	62,709	63,185
Diluted	62,709	84,531

(1) Total net revenue is comprised of the following (in thousands):

	Three Months Ended
	March 31,
	2025	2024

	(unaudited)
Royalties	$61,263	$61,871
Amortization of capitalized fees	(3,456)	(3,456)
Royalty revenue, net	$57,807	$58,415

INNOVIVA, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$319,090	$304,964
Royalty and product sale receivables	77,936	86,366
Inventory, net	41,479	33,725
Prepaid expense and other current assets	15,727	21,719
Current portion of ISP Fund investments	127,790	107,532
Property and equipment, net	483	514
Equity method and equity and long-term investments	329,844	393,957
Capitalized fees	66,505	69,961
Right-of-use assets	2,110	2,453
Goodwill	17,905	17,905
Intangible assets	201,958	208,433
Deferred tax assets	12,294	12,054
Other assets	41,269	41,477
Total assets	$1,254,390	$1,301,060

Liabilities and stockholders’ equity
Other current liabilities	$40,695	$39,507
Accrued interest payable	833	3,422
Deferred revenues	1,002	1,126
Convertible senior notes, due 2025, net	192,215	192,028
Convertible senior notes, due 2028, net	256,670	256,316
Other long term liabilities	62,009	64,275
Income tax payable - long term	54,061	53,227
Innoviva stockholders’ equity	646,905	691,159
Total liabilities and stockholders’ equity	$1,254,390	$1,301,060

INNOVIVA, INC.
Cash Flows Summary
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$48,617	$37,047
Net cash used in investing activities	(34,674)	(43,038)
Net cash provided by (used in) financing activities	183	(9,165)
Net change	$14,126	$(15,156)
Cash and cash equivalents at beginning of period	304,964	193,513
Cash and cash equivalents at end of period	$319,090	$178,357

Contacts

Innoviva, Inc.

David Patti

Corporate Communications

(908) 421-5971

david.patti@inva.com

Investors and Media:

Argot Partners
(212) 600-1902
innoviva@argotpartners.com

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